EXECUTION VERSION

Ecopetrol S.A.

US$2,000,000,000 5.875% Notes due 2045

Underwriting Agreement

May 20, 2014

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

Ecopetrol S.A. (the “Issuer”), a mixed economy company duly established and validly existing under the laws of the Republic of Colombia (“Colombia” or the “Republic”), proposes to issue and sell to Goldman, Sachs & Co. and Deutsche Bank Securities Inc. (Goldman, Sachs & Co. and Deutsche Bank Securities Inc., each an “Underwriter” and, together, the “Underwriters”) US$2,000,000,000 aggregate principal amount of the Issuer’s 5.875% Notes due 2045 (the “Securities”). The Securities will be issued pursuant to an indenture, dated as of July 23, 2009 (the “Indenture”), between the Issuer and The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent (the “Trustee”), and an officer’s certificate of the Issuer pursuant to Section 301 of the Indenture establishing terms of the Securities, to be dated the Closing Date (as defined herein).

The Issuer has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) on Form F-3 (File No. 333-190198), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of securities of the Issuer, including the Securities, from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, at the time it first and most recently became effective under the Securities Act, including any required information deemed to be a part thereof at the time of such effectiveness pursuant to Rule 430B or 430C (the “Rule 430 Information”) at such time under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Underwriting Agreement (the “Agreement”) is executed by the parties hereto (the “Time of Execution”). The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b) under the Securities Act. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to item 6 of Form F-3 under the Securities Act prior to the time when sales of the Securities were first made at 4:30 p.m. (New York City time) on May 20, 2014 (the “Time of Sale”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

All references herein to financial statements and schedules and other information which are “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Time of Sale; and all references herein to the terms “amend”, “amendment”, or “supplement” with respect to the Registration Statement, the Prospectus and the Preliminary Prospectus shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) after the Time of Sale which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be.

1.          Representations and Warranties. The Issuer hereby represents, warrants and covenants to each Underwriter as of the Time of Execution, the Time of Sale and the Closing Date that:

(a)          Compliance with Registration Requirements. The Issuer meets the requirements for use of Form F-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the best of the Issuer’s knowledge are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

At the respective times the Registration Statement and any post-effective amendments became effective and at the Time of Sale and at the Closing Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Issuer in writing by any of the Underwriters for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 hereof.

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b)          Time of Sale Information. The term “Time of Sale Information” shall mean (i) the Preliminary Prospectus dated May 20, 2014, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule III hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Information. As of the Time of Sale and the Closing Date, the Time of Sale Information did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Time of Sale Information based upon and in conformity with written information furnished to the Issuer by any specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 hereof.

(c)          Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Time of Sale Information, at the Time of Sale, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)          Issuer is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Time of Execution, the Issuer was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Time of Execution; the Issuer has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Issuer has not otherwise ceased to be eligible to use the automatic shelf registration form.

(e)          Issuer is not an Ineligible Issuer. (i) At the time of filing the Registration Statement, (ii) as of the Time of Execution (with such date being used as the determination date for purposes of this clause (ii)), the Issuer was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Issuer be considered an Ineligible Issuer.

(f)          Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Issuer notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Issuer has promptly notified or will promptly notify the Underwriters and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 hereof.

(g)          Distribution of Offering Material by the Issuer. The Issuer has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters and included in Schedule III hereto or any electronic road show or other written communications reviewed and consented to by the Underwriters and listed on Schedule IV hereto (each an “Issuer Additional Written Communication”). Each such Issuer Additional Written Communication, when taken together with the Time of Sale Information at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Issuer Additional Written Communication based upon and in conformity with written information furnished to the Issuer by any Underwriter for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 hereof.

(h)          Financial Statements. The financial statements of the Issuer and similar financial information of the Issuer included, or incorporated by reference, in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial condition, results of operation and cash flows of the Issuer as of the dates and for the periods indicated and have been prepared in accordance with accounting principles for Colombia state-owned entities issued by the National Accounting Office (Contaduría General de la Nación) and other applicable legal provisions in effect from time to time (“Colombian Government Entity GAAP”), as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus. The segment data and other financial and statistical information included in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included in the Registration Statement, the Time of Sale Information and the Prospectus and the books and records of the Issuer.

(i)          Forward Looking Statements. The forward-looking statements included in the Registration Statement, the Time of Sale Information and the Prospectus, if any, are derived from sources that the Issuer believes to be reliable and accurate in all material respects and represents its good faith estimates that are made on the basis of data derived from such sources.

(j)          No Material Adverse Change. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there has not occurred any material adverse change or any development that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Issuer (a “Material Adverse Effect”).

(k)          Good Standing of the Issuer. The Issuer is duly established and validly existing in good standing under the laws of Colombia with the power and authority to own and hold under lease its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified to conduct the business in which it is engaged in each jurisdiction or place where the conduct of its business requires such licenses or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect.

(l)          Good Standing of Significant Subsidiaries. Each of the Issuer’s significant subsidiaries (as defined in Rule 405 under the Securities Act, each a “Significant Subsidiary”) is duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation with the power and authority to own and hold under lease its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified to conduct the business in which it is engaged in each jurisdiction or place where the conduct of its business requires such licenses or qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of such Significant Subsidiary.

(m)          Due Authorization. The Issuer has full right, power and authority to execute and deliver this Agreement, the Indenture and the Securities (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all actions required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.

(n)          Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer and constitutes a valid and legally binding instrument enforceable against the Issuer in accordance with its terms (subject, as to the enforcement of remedies, to (i) applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to the general principles of equity, and (ii) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights).

(o)          The Indenture. The Indenture has been duly authorized, executed and delivered by the Issuer, and assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument enforceable against the Issuer in accordance with its terms (subject, as to the enforcement of remedies, to (i) applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to the general principles of equity, and (ii) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights). The Indenture has been duly qualified under the Trust Indenture Act.

(p)          The Securities. The Securities have been duly authorized by the Issuer and, when executed and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with this Agreement, will have been duly executed and delivered and will constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their terms and entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to (i) applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to the general principles of equity, and (ii) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights).

(q)          Pari Passu. The Securities will constitute direct, general, unsecured, unsubordinated and unconditional obligations of the Issuer and will rank pari passu in priority of payment, in right of security and in all other respects with all other existing and future unsecured and unsubordinated External Indebtedness of the Issuer.

(r)          Description of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(s)          No Violation or Default. Neither the Issuer nor any Significant Subsidiary is (i) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any contract, fiscal agency agreement, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets are subject, (ii) in violation or default of its corporate Estatutos or (iii) in violation of any law or statute (including, without limitation, the Colombian Constitution or any Colombian law, decree, resolution or regulation, or any Issuer regulations) or any judgment, order or regulation of any governmental agency or body or court to which it or its property or assets may be subject, except, in the case of clause (i) above, for any such violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(t)          No Conflicts. The execution, delivery and performance by the Issuer of each of the Transaction Documents, the consummation of the transactions contemplated herein and in the Registration Statement, the Time of Sale Information and the Prospectus, the issuance and sale of the Securities and compliance by the Issuer with the terms thereof, including the application of the proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Use of Proceeds” (i) will not result in any violation of any law or statute (including, without limitation, the Colombian Constitution or any Colombian law, decree, resolution or regulation or any treaty to which Colombia is a party, or any Issuer regulations) or any judgment, order or regulation of any governmental agency or body or court having jurisdiction over the Issuer or any of its properties or assets, (ii) will not result in any violation or default of the corporate Estatutos of the Issuer or (iii) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of, any lien, charge or encumbrance upon any property or assets of the Issuer or any Significant Subsidiary, pursuant to, any contract, fiscal agency agreement, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Issuer is a party or by which the Issuer or any Significant Subsidiary is bound or to which any of the property or assets of the Issuer or any Significant Subsidiary is subject except, in the case of (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(u)          No Consents Required. No consent, authorization, approval, filing with or order of any court or governmental agency or body, registration or qualification is required in connection with the transactions contemplated herein, the Securities or in the Indenture, including payment of principal, interest and Additional Amounts (as defined in the Indenture), if any, on the Securities except for (A):

(1)         requirements set forth in Law 533 of November 11, 1999;

(2)         procurement principles set forth in the relevant portions of Law 80 of October 28, 1993;

(3)         requirements set forth in Law 781 of December 20, 2002;

(4)         requirements set forth in Decree 2681 of December 29, 1993;

(5)         all required authorizations by the Ministry of Finance and Public Credit (Ministerio de Hacienda y Crédito Público or the “MHCP”) including the preliminary authorization from the MHCP pursuant to which the Issuer has been authorized to take all actions aimed at incurring certain foreign indebtedness, by means of Resolution 1174 dated as of April 9, 2014 and a definitive authorization granted by the MHCP pursuant to Resolution 1585 dated as of May 16, 2014 relating to the issuance and sale of the Securities and the execution and performance of the documents required to consummate the transactions contemplated by the Transaction Documents;

(6)         requirements set forth in External Resolution No. 8 of 2000 and External Regulatory Circular DODM145, dated as of July 19, 2007, issued by the Board of Directors of the Central Bank, as amended or supplemented, limiting the interest rate on the Securities offered and sold;

(7)         a favorable opinion from the National Planning Department (Departamento Nacional de Planeación) including opinion No. 20134380924731 dated as of December 24, 2013 and No. 20144380119281 as of February 7, 2014 for the Issuer to incur indebtedness under the Securities;

(8)         filing of the public external indebtedness notice of the Issuer with the Central Bank of Colombia (the “Central Bank”) on Form No. 6 (Formulario 6), which will be performed promptly after the issuance of the Securities;

(9)         publications of this Agreement and the Indenture in the Sistema Electrónico para la Contratación Pública —SECOP, pursuant to article 223 of Decree 19 of 2012, and publications of the preliminary and definitive authorization from the MHCP in the Diario Oficial, which requirements shall be satisfied by the payment of the amounts required pursuant to Article 37 of Decree 2681 of 1993;

(10)        filing of the Transaction Documents and the Prospectus, as applicable, with the Contraloría General de la República as a record of the indebtedness; and

(11)        authorization of the issuance and terms and conditions of the Securities by the board of directors (Junta Directiva) of the Issuer;

all of which have been obtained or, as the case may be, made, and all of which are in full force and effect or will be obtained or made and will be in full force and effect on or prior to the Closing Date, and (B) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable Blue Sky or securities laws of the States comprising the United States in connection with the purchase and resale of the Securities by the Underwriters.

(v)          Interest Rate. The interest rate on the Securities as offered and sold does not exceed the maximum limits generally authorized by the Central Bank pursuant to Resolution 8 of 2000 issued by the Board of Directors of the Central Bank and the External Regulatory Circular DODM145 dated as of July 19, 2007 issued by the Central Bank, as amended or supplemented.

(w)          Legal Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Issuer is or may be a party or to which any property or assets of the Issuer, or any agency or entity controlled by the Issuer, is or may be subject that, individually or in the aggregate, if determined adversely to the Issuer, could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Issuer no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental body or agency or other person.

(x)          Withholding Tax. Under current Colombian law, all payments of principal, premium, if any, interest and other amounts in respect of the Securities made to holders of Securities (other than holders of Securities who are resident or domiciled in Colombia) will not be subject to and may otherwise be made free and clear of any withholding or deduction for or on account of any tax, duty, assessment or governmental charge imposed or levied in Colombia and without the necessity of obtaining governmental authorization in Colombia (including without limitation, under tax, exchange control or other laws or regulations), other than the authorizations referred to in Section l(x) hereof.

(y)          Taxes in Relation to Transaction. Under current Colombian law, no stamp or other issuance or transfer taxes or duties and no income, capital gains, withholding or other taxes are payable by or on behalf of the Underwriters (other than in respect of holders of Securities who are resident or domiciled in Colombia) or the Trustee to Colombia or to any political subdivision or taxing authority thereof or therein (including the Issuer) in connection with (i) the execution, delivery and performance of this Agreement or the Indenture or the execution or delivery of the Securities, (ii) the authorization, issuance, sale or delivery of the Securities by the Issuer, and (iii) the sale and delivery of the Securities by the Underwriters to the purchasers therefrom.

(z)          No Broker’s Fees. The Issuer is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Issuer or the Underwriters for a brokerage commission, finder’s fee or similar payment in connection with the offering and sale of the Securities.

(aa)         No Stabilization. Neither the Issuer nor any of its affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(bb)         Validity under Colombian law. (i) This Agreement, the Indenture and the Securities are in proper form under Colombian law for the enforcement thereof against the Issuer, and to ensure the legality, validity or enforceability of, or the priority of the indebtedness incurred by the Issuer under, each of this Agreement, the Indenture, the Securities and any other document to be furnished hereunder or thereunder in Colombia, it is not necessary that any such document be filed or recorded with any Colombian governmental agency or body or court, except as set forth in Section 1(u) hereof, or that any stamp or similar tax be paid in Colombia on or in respect of any such document, to enforce the Transaction Documents in Colombia; and (ii) the publication and filing requirements set forth in Section 1(u) are not requirements to establish or maintain the legality, validity or enforceability of, or the priority of the indebtedness incurred by the Issuer under, this Agreement, the Indenture or the Securities or any other document required to be furnished hereunder or under the laws of Colombia or establish the admissibility into evidence of any of this Agreement, the Indenture or the Securities or any other document required to be furnished hereunder or thereunder in any court in Colombia.

(cc)         Governing Law. The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Colombia, except that all matters governing authorizations and execution shall be governed by the laws of Colombia. Subject to compliance with certain Colombian evidentiary requirements, the courts of Colombia shall honor this choice of law; provided, that the primary obligations arising from this Agreement are performed outside Colombia; it does not contravene Colombian principles of public policy; and provided, further, that the application of New York law will be preempted by applicable Colombia law in matters of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and laws of general applicability relating to or affecting enforcement of creditors’ rights generally or to general principles of equity; the submission by the Issuer to the non-exclusive jurisdiction of the U.S. federal or state courts sitting in the Borough of Manhattan, The City of New York in this Agreement constitutes a valid and legally binding obligation of the Issuer, and service of process effected in the manner set forth in this Agreement assuming validity under the laws of the State of New York, will be effective, insofar as Colombian law is concerned, to confer valid personal jurisdiction over the Issuer.

(dd)         Enforcement of Foreign Judgments. A judgment of a U.S. federal or New York state court would be enforced in Colombia, subject to the issuance of a writ of exequatur, which is a procedure that takes place before the Supreme Court of Colombia and is regulated by articles (i) 693 through 695 of the Colombian Civil Procedure Code (Código de Procedimiento Civil) which will be abrogated by articles 605 through 607 of Law 1564 of 2012 (Código General del Proceso) subject to the entry into force of Law 1564 of 2012 in the terms of article 627, paragraph 6 thereof, according to which the Supreme Court of Colombia will verify the existence of a treaty relating to the recognition of foreign judgments between Colombia and the country of origin of the judgment, or in the absence of a treaty, proper evidence is provided to the Supreme Court of Colombia to the effect that the courts of the country of the subject judgment would recognize and enforce Colombian judgments and that the following requirements have been observed (A) such foreign judgment does not refer to in rem rights on assets located within Colombian territory at the commencement of the proceedings in the foreign court which issued the judgment; (B) such foreign judgment does not conflict with public order laws of Colombia, except procedural laws; (C) such foreign judgment is final and not subject to appeal, according to the laws of the country where it was made; (D) a duly certified and duly authenticated copy of the judgment has been presented to a competent court in Colombia (articles 605 through 607 of Law 1564 of 2012 of Colombia only require a legalized copy of the foreign judgment); (E) no proceedings are pending before Colombian courts with respect to the same cause of action and between the same parties, or final judgment has been awarded by a Colombian Court in any proceedings on the same subject matter and between the same parties; (F) the subject matter of such foreign judgment is not of the exclusive jurisdiction of a Colombian court or judge; and (G) in the proceedings in which such foreign judgment was made, the defendant was properly served according to the laws of such jurisdiction and given an opportunity to defend the action in question and (H) the exequatur requirement has been observed.

(ee)         No Sovereign Immunity. Under the laws of Colombia, neither the Issuer nor any of its property or assets is entitled to sovereign or other immunity from suit, execution, attachment or other legal process in Colombia, except as provided under (i) Article 177 of the Colombian Administrative Code (Código Contencioso Administrativo) applicable to administrative or judicial proceedings initiated before July 2, 2012 (ii) Articles 192, 193, 195, 298 and 299 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) applicable to administrative or judicial proceedings initiated after July 2, 2012 and (iii) (a) Articles 684 and 513 of the Colombian Civil Procedure Code (Código de Procedimiento Civil) or (b) Article 594 of Law 1564 of 2012 (Código General del Proceso), either of which can apply depending on the entry into force of Law 1564 of 2012, and pursuant to which the revenues, assets and property of the Issuer located in Colombia are not subject to execution, set-off or attachment.

(ff)         Accounting Controls. The Issuer maintains systems of internal accounting controls that are sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Colombian Government Entity GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses or significant deficiencies in the Issuer’s internal control over financial reporting required to be disclosed pursuant to the applicable rules and regulations of the Commission or under Colombian Government Entity GAAP in reports the Issuer files with the Commission.

(gg)         Title to Real and Personal Property. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Issuer and each Significant Subsidiary have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Issuer and its Significant Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Issuer and its Significant Subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(hh)         No Labor Disputes. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no labor disturbance by or dispute with employees of the Issuer exists or, to the best knowledge of the Issuer, is contemplated or threatened and the Issuer is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Issuer’s principal suppliers, contractors or customers, except where such a labor disturbance or dispute would not have a Material Adverse Effect.

(ii)         Insurance. The Issuer has insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Issuer and its businesses; and the Issuer has not (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(jj)         Compliance with Money Laundering Laws. The operations of the Issuer are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements established in Circular Externa 062 of 2007 of the Superintendency of Finance (as amended from time to time), the relevant sections of Article 102 of the Estatuto Orgánico del Sistema Financiero, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any Significant Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuer, threatened.

(kk)         Compliance with OFAC. None of the Issuer or, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of the Issuer is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Issuer will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll)         No Unlawful Payments. Neither the Issuer nor any of its subsidiaries nor, to the best knowledge of the Issuer, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(mm)         Compliance with Environmental Laws. (i) The Issuer and its Significant Subsidiaries (x) are in compliance with any and all applicable laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety the environment, natural resources, hazardous or toxic substances or wastes, pollutant or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonable be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Issuer or its Significant Subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

(nn)         Licenses and Permits. The Issuer and its Significant Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Issuer nor any of its Significant Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate permit or authorization will not be renewed in the ordinary course.

(oo)         Title to Intellectual Property. (i) The Issuer and its Significant Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and (ii) the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Issuer and its Significant Subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, except in the case of each of (i) and (ii) above, for any such failure to own or possess the adequate rights or existence of a conflict as would not, individually or in the aggregate, have a Material Adverse Effect.

(pp)         Independent Accountants. Each of (i) PricewaterhouseCoopers Ltda. and (ii) KPMG Ltda. is an independent public accountant with respect to the Issuer and its Significant Subsidiaries (A) under independence rules and regulations specified by Colombian law and (B) within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(qq)         Sarbanes-Oxley Act. There is and has been no failure on the part of the Issuer or any of the Issuer’s directors or officers, in their capacities as such, to comply with any provision of the U.S. Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that the Issuer or any of its subsidiaries is subject to, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(rr)         Investment Company Act. The Issuer is not, and after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Registration Statement, the Time of Sale Information and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(ss)         Capitalization. The Issuer has an authorized capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, and all of the issued shares of capital stock of the Issuer have been duly authorized and validly issued and are fully paid and non-assessable, except for those shares subject to installment payments in connection with the Issuer’s initial public offering. All of the issued shares of capital stock of each Significant Subsidiary of the Issuer have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares for foreign subsidiaries and except as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus) are owned directly or indirectly by the Issuer, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(tt)         No Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Issuer under the Securities Act pursuant to this Agreement.

(uu)         Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

2.           Purchase and Resale of the Securities.

(a)          The Issuer agrees to issue and sell the Securities to the Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees severally and not jointly, to purchase from the Issuer the respective principal amount of the Securities set forth opposite such Underwriter’s name on Schedule I hereto, at a price equal to 99.036% of the principal amount thereof, plus accrued interest, if any, from May 28, 2014, to the date of payment and delivery (the “Issue Price”).

(b)          The Issuer acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate (as that term is defined by Rule 405 under the Securities Act) of the Underwriters and that any such affiliate may offer and sell Securities purchased by it or through the Underwriters.

(c)          Each Underwriter severally represents to and agrees with the Issuer that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Securities or distribute or publish the Registration Statement, the Preliminary Prospectus or the Prospectus or any offering circular, form of application, advertisement or other document or information relating to the Securities, in any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with all laws and regulations applicable thereto (including, without limitation, any prospectus delivery requirements) and which will not impose any obligations on the Issuer except as contained in this Agreement

3.           Payment and Delivery.

(a)          Payment for, and delivery of, the Securities shall be made at the office of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005, at 9:00 a.m. New York time on May 28, 2014 or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Underwriters and the Issuer may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”. As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City and in Bogotá, D.C., Colombia.

(b)          Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified in writing by the Issuer to the Underwriters against delivery to the Trustee, as custodian for the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global certificates representing the Securities, with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuer. The Securities will be made available by the Issuer for inspection by the Underwriters not later than 3:00 P.M., New York City time, on the Business Day prior to the Closing Date.

4.           Further Agreements of the Issuer. The Issuer covenants and agrees with the Underwriters that:

(a)          Government Authorizations. The Issuer will obtain on or prior to the Closing Date or such earlier time as may be required all government authorizations (including, but not limited to, any necessary authorization from the MHCP and the Central Bank) required in connection with the issue and sale of the Securities in the manner contemplated in the Registration Statement, the Time of Sale Information and the Prospectus, and to cause such authorizations to be continued in effect for so long as required by law during such time the Securities remain outstanding. In addition, the Issuer will release any condition to which such authorizations may be subject.

(b)          Delivery of Copies. The Issuer will furnish to the Underwriters and to counsel for the Underwriters, without charge, during the Prospectus Delivery Period (as defined below), as many copies of the Registration Statement, the Time of Sale Information and the Prospectus, and any amendments and supplements thereto (in each case including all exhibits filed therewith and all documents incorporated therein not previously furnished to the Underwriters) as any Underwriter may reasonably request.

(c)          Compliance with Securities Regulations and Commission Requests. The Issuer, subject to Section 4(d), will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify the Underwriters, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Issuer will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Issuer will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(d)          Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Securities by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Issuer will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Time of Sale Information or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

(e)          Periodic Reports Under the Exchange Act. During the Prospectus Delivery Period, the Issuer shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

(f)          Term Sheet. The Issuer will prepare a final term sheet, containing solely a description of the final terms of the Securities and the offering thereof, substantially in the form approved by the Underwriters and attached as Schedule II hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus (as defined herein) for purposes of this Agreement.

(g)          Notice to the Underwriters. The Issuer will advise the Underwriters promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Registration Statement, any of the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; and (ii) of the receipt by the Issuer of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuer will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Registration Statement, any of the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(h)          Ongoing Compliance of the Registration Statement. If, at any time during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Registration Statement as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) it is necessary to amend or supplement the Registration Statement to comply with law, the Issuer will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, furnish to the Underwriters and file with the Commission such amendments or supplements to the Registration Statement as may be necessary so that the statements in the Registration Statement as so amended or supplemented will not be misleading or so that the Registration Statement will comply with law.

(i)          Ongoing Compliance of the Time of Sale Information. If, at any time during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Issuer will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, furnish to the Underwriters and file with the Commission such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that all of the Time of Sale Information will comply with law.

(j)          Ongoing Compliance of the Prospectus. If at any time during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Issuer will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, furnish to the Underwriters and file with the Commission such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(k)          Permitted Free Writing Prospectuses. The Issuer represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriters, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Issuer with the Commission or retained by the Issuer under Rule 433 of the Securities Act; provided that the prior written consent of the Underwriters shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Schedule III to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuer agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Issuer consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Issuer contemplated in Section 4(f) hereto.

(l)          Additional Information. For as long as any of the Securities remain outstanding, the Issuer will furnish to the Underwriters copies of such information in respect of the Issuer as may reasonably be requested by the Underwriters from time to time.

(m)          Filing Fees. The Issuer agrees to pay the required Commission filing fees relating to the Securities within the time required by and in accordance with Rules 456(b)(1) and 457(r) of the Securities Act.

(n)          Compliance with Sarbanes-Oxley. During the Prospectus Delivery Period, the Issuer will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act.

(o)          Blue Sky Compliance. The Issuer will cooperate with the Underwriters to qualify the Securities for offer and sale under the Blue Sky or securities laws of the States comprising the United States as the Underwriters shall reasonably request and will continue such qualifications in effect so long as may be reasonably required for the offering and resale of the Securities; provided that the Issuer shall not be required to file a general consent to service of process in any jurisdiction, nor shall the Issuer be required to take any action that would subject it to the service of process in proceedings, other than relating to the distribution of the Securities, in any jurisdiction where it is not now so subject.

(p)          DTC. The Issuer will cooperate with the Underwriters and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(q)          No Stabilization. The Issuer will not take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.

(r)          Use of Proceeds. The Issuer will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus.

(s)          No Sales in Colombia. Neither the Issuer nor any person acting on its behalf will solicit offers for, or offer or sell, the Securities publicly in Colombia.

(t)          Rating Reports. The Issuer will use its reasonable best efforts to obtain for the Securities a rating from three “nationally recognized statistical rating organizations”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(u)          Clear Market. During the period from the date hereof through and including the date that is 45 days after the date hereof, the Issuer will not, without the prior written consent of the Underwriters, offer, sell, contract to sell or otherwise dispose of any debt securities in the international capital markets issued or guaranteed by the Issuer and having a tenor of more than one year, except for the Securities sold to the Underwriters pursuant to this Agreement.

(v)          Listing. The Issuer will use its reasonable best efforts to effect and maintain the listing of the Securities on the New York Stock Exchange.

5.           Conditions of the Underwriters’ Obligations. The obligations of the Underwriters to purchase the Securities shall be subject to the performance by the Issuer of its obligations hereunder and to the following additional conditions:

(a)          Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Issuer shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b)          Representations and Warranties. The representations and warranties of the Issuer contained herein shall be true and correct on the date hereof and on and as of the date hereof and as of the Closing Date; the statements of the Issuer and its officials made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date; and the Issuer shall have complied with all agreements and all conditions to be performed or satisfied on its part hereunder at or prior to the Closing Date.

(c)          No Downgrade. Subsequent to the earlier of (A) the Time of Sale, and (B) the Time of Execution, (i) no downgrading shall have occurred in the rating accorded to the Securities or any other debt securities issued or guaranteed by the Issuer by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review or has changed its outlook with respect to (other than an announcement with positive implications of a possible upgrading) its rating of the Securities or of any other debt securities issued or guaranteed by the Issuer.

(d)          No Material Adverse Change. No event or condition of a type described in Section 1(j) hereof shall have occurred or shall exist, which event or condition is not described in the Registration Statement, the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which, in the judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus.

(e)          Officer’s Certificate. The Issuer shall have furnished to the Underwriters a certificate of the Issuer, signed by the Chief Financial Officer of the Issuer, or other senior public official of the Issuer who has specific knowledge of the Issuer’s financial matters and is satisfactory to the Underwriters, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Time of Sale Information and the Prospectus and any supplements or amendments thereto, and this Agreement and that:

(i)          the Issuer has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;

(ii)         the Issuer has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;

(iii)        the representations and warranties of the Issuer in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(iv)         since the date of the most recent financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto), there has not been a material adverse change in the condition (financial, economic, fiscal, political or otherwise), prospects, earnings or properties of the Issuer and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).

(f)          Opinion and Negative Assurance of U.S. Counsel for the Issuer. The Issuer shall have requested and caused Shearman & Sterling LLP, U.S. counsel for the Issuer, to furnish to the Underwriters its opinion and negative assurance letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Annex A hereto.

(g)          Opinion and Negative Assurance of Colombian Counsel for the Issuer. The Issuer shall have requested and caused prietocarrizosa, Colombian counsel for the Issuer, to furnish to the Underwriters, its opinion and negative assurance letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Annex B hereto.

(h)          Opinion and Negative Assurance of U.S. Counsel for the Underwriters. Underwriters shall have received from Milbank, Tweed, Hadley & McCloy LLP, U.S. counsel for the Underwriters, such opinion or opinions and negative assurance letter, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Time of Sale Information and the Prospectus (as amended or supplemented at the Closing Date) and other related matters as the Underwriters may reasonably require, and the Issuer shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(i)          Opinion and Negative Assurance Letter of Colombian Counsel for the Underwriters. Underwriters shall have received from Gómez-Pinzón Zuleta Abogados S.A., local counsel for the Underwriters, such opinion or opinions and negative assurance letter, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Time of Sale Information and the Prospectus (as amended or supplemented at the Closing Date) and other related matters as the Underwriters may reasonably require, and the Issuer shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(j)          Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers Ltda., and on the date of this Agreement, KPMG Ltda., shall have furnished to the Underwriters, at the request of the Issuer, letters, in the case of PricewaterhouseCoopers Ltda. or a letter, in the case of KPMG Ltda., dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered by PricewaterhouseCoopers Ltda. on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(k)          Rating Reports. Standard & Poor’s Rating Services, Fitch Ratings Ltd. and Moody’s Investors Services Inc. shall have delivered to the Issuer and the Underwriters a final rating letter with respect to the Securities setting forth the ratings contemplated in the Final Term Sheet.

(l)          Officer’s Certificate Pursuant to Section 301 of the Indenture. The Issuer shall have furnished to the Underwriters and the Trustee a certificate of the Issuer, dated the Closing Date, containing the information required by Section 301 of the Indenture.

(m)          Securities. The Issuer and the Trustee shall have executed, authenticated and delivered the Securities.

(n)          No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(o)          No FINRA Objections. If the Registration Statement and/or the offering of the Securities has been filed with the Financial Industry Regulatory Authority (“FINRA”) for review, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(p)          DTC. The Securities shall be eligible for clearance and settlement through DTC.

(q)          Authorized Agent. On or before the Closing Date, the Underwriters shall have received evidence of the agreement of Corporate Service Company to act as the process agent of the Issuer, as described in Section 13 hereof.

(r)          Other Documents. Prior to the Closing Date, the Issuer shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 5 will be delivered at the office of Milbank, Tweed, Hadley & McCloy LLP, U.S. counsel for the Underwriters, at 1 Chase Manhattan Plaza, New York, New York 10005, on the Closing Date.

6.           Indemnification and Contribution.

(a)          Indemnification of the Underwriters. The Issuer agrees to indemnify and hold harmless the Underwriters, the directors, officers, employees, affiliates and agents of the Underwriters and each person who controls the Underwriters within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Information, the Prospectus or any Issuer Additional Written Communication (or any amendment or supplement to any such document) or the omission or alleged omission in the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Information, the Prospectus or any Issuer Additional Written Communication (or any amendment or supplement to any such document) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and in each case agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Issuer by the Underwriters specifically for inclusion therein; it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 12 below. This indemnity agreement will be in addition to any liability that the Issuer may otherwise have.

(b)          Indemnification of the Issuer. The Underwriters agree to indemnify and hold harmless the Issuer and each of its directors and officers, to the same extent as the foregoing indemnity to the Underwriters, but only with reference to written information relating to such Underwriters furnished to the Issuer by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Information, the Prospectus or any Issuer Additional Written Communication (or in any amendment or supplement thereto); it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 12 below. This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have.

(c)          Notice and Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including one local counsel per jurisdiction, in each case reasonably acceptable to the indemnifying party), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)          Contribution. In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Issuer and the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Issuer on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall the Underwriters be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received (or anticipated to be received) by the Issuer shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received (or anticipated to be received) by it, and benefits received (or anticipated to be received) by the Underwriters shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of the Underwriters shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer within the meaning of either the Act or the Exchange Act and each officer and director of the Issuer shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)          Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified person at law or in equity.

7.           Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters (after consultation with the Issuer), by notice given to the Issuer prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) trading of any securities issued or guaranteed by the Issuer shall have been suspended on any exchange or in any over-the-counter market; (iii) a change in the U.S., Colombian or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriters, be likely to prejudice materially and adversely the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) a major disruption of the settlement or clearance of debt securities in the United States shall occur and continue until at least the Business Day preceding the Closing Date, and such event shall make it impractical to proceed with the closing, (v) a banking moratorium shall have been declared by Colombian, U.S. federal or New York State authorities; or (vi) there shall have occurred any new outbreak or escalation of hostilities, declaration by the United States or Colombia of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).

8.           Payment of Expenses.

(a)          Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, and exclusively upon written request by the Underwriters, the Issuer agrees to reimburse the Underwriters upon request for reasonable and documented expenses that they incur in connection with the transactions contemplated herein, including the following costs and expenses of the Underwriters:

(i)          travel expenses incurred by the Underwriters, except for those relating to roadshow expenses or travel expenses incurred by the Underwriters’ international and local legal counsel, in accordance with the Issuer’s Contractor Travel Expenses Guide (Guía de Gastos de Viaje para Contratistas);

(ii)         fees paid to third parties or other agents involved in the transactions contemplated herein (e.g., paying agent, Trustee);

(iii)        printing and distribution costs of the offering documents and any supplements or addendums of such offering documents; and

(iv)         expenses related to listing on international exchanges;

provided, that the Issuer’s reimbursement obligations under clauses (ii), (iii) and (iv) hereto, in the aggregate, shall not exceed the agreed-upon amount set forth in Section 5.0 of the Economic Bases Agreement, dated as of September 9, 2013, and the Services Contract dated May 15, 2014, each among the Issuer and each of the Underwriters (the “Expense Cap”). The Expense Cap shall apply to the aggregate expenses listed under clauses (ii), (iii) and (iv) incurred by all the Underwriters.

(b)          Before incurring any of the expenses set forth in clause (a) above, the Underwriters must request the Issuer’s authorization, in writing and prior to the engagement of the services. In order for the Issuer to reimburse the expenses, proper invoices must be submitted by the Underwriters to the Issuer.

(c)          The expenses set forth in clause (a) above must be requested by the Underwriters pursuant to the procedures set forth in the Issuer’s Reimbursable Expenses Guide (Guía para el Manejo de Gastos Reembolsables). Any amount paid in excess by the Underwriters will not be reimbursed by the Issuer.

(d)          In the event that (i) this Agreement is terminated pursuant to Section 7 hereof, (ii) the Issuer for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Issuer agrees to reimburse the Underwriters for all reimbursable expenses as described in clause (a) above, up to the Expense Cap.

(e)          Except to the extent set forth in clause (a) above, the Underwriters will pay for all roadshow expenses incurred by the Issuer and the Underwriters, the fees and expenses of the Underwriters’ international and local legal counsel, as well as all other out-of-pocket expenses of the Underwriters. These expenses will not be reimbursed by the Issuer.

9.           Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining non-defaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities; provided further, however, that if within 24 hours after such default by such defaulting Underwriter or Underwriters holding in excess of 10% of the aggregate principal amount of the Securities set forth in Schedule I hereto, the remaining non-defaulting Underwriters shall not have agreed to purchase all of the Securities, then the Issuer shall be entitled to a further period of 36 hours within which to procure another party or parties satisfactory to the Underwriters to purchase the Securities to be purchased by such defaulting Underwriter or Underwriters and if no such party purchases such Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Issuer, except as provided in Sections 6 and 8 hereof. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Underwriters shall determine in order that the required changes in the Time of Sale Information, the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer or any no defaulting Underwriter for damages occasioned by its default hereunder.

10.         Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 6 hereof and their respective successors, and, except as expressly set forth herein, no other person will have any right or obligation hereunder.

11.         Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuer or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Issuer or any of the indemnified persons referred to in Section 6 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.         Underwriters’ Information Provided by the Underwriters. The Issuer and the Underwriters acknowledge and agree that the only information relating to the Underwriters that has been furnished to the Issuer in writing by the Underwriters expressly for use in the Registration Statement, the Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto) consists of (i) their names on the front cover of the Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto), (ii) the last paragraph on the front cover of the Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto) relating to the delivery of the Securities and (iii) under the heading “Underwriting” of each of the Preliminary Prospectus and the Prospectus, the second sentence of the fourth paragraph, the fifth paragraph, the third sentence of the seventh paragraph, the tenth paragraph and the eleventh paragraph.

13.         Jurisdiction.

(a)          The Issuer agrees that any suit, action or proceeding against the Issuer brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding in such courts, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer hereby appoints Corporation Service Company, presently located at 1133 Avenue of the Americas, Suite 3100, New York, New York 10036, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the jurisdiction of any such court in respect of any such suit, action or proceeding. The courts of the Republic would give effect to and enforce a judgment obtained in a court outside of the Republic through a procedural system provided for under Colombian law known as “exequatur”, subject to the provisions of (i) (a) Article 693 of the Colombian Civil Procedure Code (Código de Procedimiento Civil), or (b) Article 605 of Law 1564 of 2012 (Código General del Proceso), either of which can apply depending on the entry into force of Law 1564 of 2012, and which require that there be reciprocity in the recognition of foreign judgments between the courts of the relevant jurisdiction and the courts of the Republic; and (ii) subject to compliance with the provisions of Articles 694 and 695 of the Colombian Civil Procedure Code (Código de Procedimiento Civil) or Articles 606 and 607, respectively, of Law 1564 of 2012 (Código General del Proceso), either of which can apply depending on the entry into force, according to the law.

The Issuer hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Colombia.

(b)          The Issuer irrevocably waives any immunity (including sovereign immunity) from suit, action, proceeding or jurisdiction to which it might otherwise be entitled in any such suit, action or proceeding in any U.S. federal or New York State court in the Borough of Manhattan, The City of New York or in any competent court in Colombia; except as provided under (i) Article 177 of the Colombian Administrative Code (Código Contencioso Administrativo) applicable to administrative or judicial proceedings initiated before July 2, 2012; (ii) Articles 192, 193, 195, 298 and 299 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) applicable to administrative or judicial proceedings initiated after July 2, 2012; and (iii) (a) Articles 684 and 513 of the Colombian Civil Procedure Code (Código de Procedimiento Civil), or (b) Article 594 of Law 1564 of 2012 (Código General del Proceso), either of which can apply depending on the entry into force, and pursuant to which the revenues, assets and property of the Issuer located in Colombia are not subject to execution, set-off or attachment. In addition, to the extent that the Issuer or any of its revenues, assets or properties shall be entitled, in any jurisdiction, to any immunity from setoff, banker’s lien, attachment or any similar right or remedy, and to the extent that there shall be attributed, in any jurisdiction, such an immunity, the Issuer hereby irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction with respect to any claim, suit, action, proceeding, right or remedy arising out of or in connection with the Agreement. The Issuer reserves the right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 with respect to any action brought against it under the United States federal securities laws or any state securities laws.

14.         Additional Amounts. If the compensation (including the Underwriters’ commissions and concessions) or any other amounts to be received by the Underwriters under this Agreement including, without limitation, indemnification and contribution payments, as a result of entering into this Agreement, are subject to any present or future taxes, levies, imposts, duties, assessments, deductions, withholdings or charges of any nature imposed or levied by or on behalf of Colombia or any political subdivision thereof or taxing authority therein (including the Issuer) (“Colombian Taxes”), then the Issuer shall pay to the Underwriters, an additional amount so that the Underwriters shall retain, after taking into consideration all such Colombian Taxes, an amount equal to the amounts owed to it as compensation or otherwise under this Agreement as if such amounts had not been subject to Colombian Taxes, provided, however, that no additional amounts shall be paid in respect of (a) any taxes imposed due to some present or former connection of an Underwriter with Colombia or any political subdivision thereof or taxing authority therein other than the mere entering into of this Agreement or receipt of payments hereunder or (b) any taxes which would not have been imposed but for the failure of such Underwriter to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the relevant taxing jurisdiction of the Underwriter if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes, duties or other charges.

15.         Currency. Each reference in this Agreement to any monetary amount is to U.S. dollars (the “relevant currency”), and payment of all amounts hereunder is of the essence. To the fullest extent permitted by law, the obligation of the Issuer in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Issuer will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Issuer not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

16.         Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to them at Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department and Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: : Latin America Debt Capital Markets (fax: (212) 797-5158), with a copy at the same address to the attention of the General Counsel, 36th Floor (fax: (212) 797-4561). Notices to the Issuer shall be given to the Issuer at Ecopetrol S.A., Carrera 13 No. 36 - 24, Bogotá, D.C. - Colombia; Attention: Magda Manosalva, Chief Financial Officer.

17.         Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18.         No Fiduciary Duty. The Issuer hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuer and (c) the Issuer’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuer agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuer on related or other matters). The Issuer agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuer, in connection with such transaction or the process leading thereto. Any review by the Underwriters of the Issuer, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Issuer.

19.         Governing Law. This Agreement has been delivered in New York, New York and this Agreement and shall be governed by and construed in accordance with the laws of the State of New York, except that all matters governing the authorization and execution of this Agreement by the Issuer shall be governed by and construed in accordance with the laws of the Republic of Colombia.

20.         Waiver of Jury Trial. The Issuer and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.         Contracts with the Issuer. Each of the Issuer and the Underwriters shall be deemed to have waived any right to petition for diplomatic claims to be asserted by their governments against the other party, as applicable, except in the case of denial of justice, with respect to rights of the Issuer or the Underwriters, as applicable, hereunder.

22.         Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

23.         Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

24.         Integration. With the exception of the Economic Bases Agreement dated September 9, 2013 and the Services Contract dated May 15, 2014, each between the Issuer and each of the Underwriters, this Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Underwriters, or any of them, with respect to the subject matter hereof.

25.         Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ECOPETROL S.A.

By:	/s/ Javier G. Gutiérrez P.
Name: Javier G. Gutiérrez P.
Title: President and Chief Executive Officer

[Underwriting Agreement – Signature Page]

Accepted on the date first written above.

GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene
Name: Adam Greene
Title: Vice President

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Carlos Mendoza
Name: Carlos Mendoza
Title: Managing Director

By:	/s/ Matthew Dukes
Name: Matthew Dukes
Title: Director

[Underwriting Agreement – Signature Page]

Schedule I

Underwriters	Principal Amount of Securities to be Purchased	% of the Principal Amount of Securities to be Purchased
Goldman, Sachs & Co.	$1,000,000,000	50%
Deutsche Bank Securities Inc.	$1,000,000,000	50%
Total	$2,000,000,000	100%

Schedule II

FINAL TERMS AND CONDITIONS AS OF MAY 20, 2014 OF

ECOPETROL S.A. 5.875% NOTES DUE 2045

ISSUER:	Ecopetrol S.A.

SECURITY:	5.875% Notes Due 2045

RANKING:	Senior, unsecured and unsubordinated obligations of the Issuer, ranking pari passu, without any preferences among themselves, with all of its other present and future unsecured and unsubordinated obligations that constitute its External Indebtedness (as defined in the prospectus).

PRINCIPAL AMOUNT:	$2,000,000,000

MATURITY:	May 28, 2045

ISSUE PRICE:	99.336% (plus accrued interest, if any, from May 28, 2014, the expected settlement date)

INTEREST PAYMENT DATES:	May 28 and November 28, commencing on November 28, 2014

COUPON RATE:	5.875%

BENCHMARK TREASURY:	UST 3.625% due February 15, 2044

BENCHMARK TREASURY SPOT AND YIELD:	104-23, 3.372%

SPREAD TO BENCHMARK TREASURY:	255 basis points

YIELD:	5.922%

PRICING DATE:	May 20, 2014

MAKE-WHOLE CALL:	40 basis points

EXPECTED SETTLEMENT DATE:	May 28, 2014, T+5

NET PROCEEDS BEFORE EXPENSES:	$1,980,720,000

CUSIP/ISIN:	CUSIP: 279158 AJ8 ISIN: US279158AJ82

CLEARING:	DTC

JOINT BOOK-RUNNING MANAGERS:	Goldman, Sachs & Co. Deutsche Bank Securities Inc.

MINIMUM DENOMINATION:	$1,000 and integral multiples of $1,000 in excess thereof

GOVERNING LAW:	New York

FORMAT:	Registered

DAY COUNT:	360/30

OPTIONAL REDEMPTION PROVISIONS:	At any time or from time to time, in whole or in part, at the Issuer’s option at a make-whole premium based on Treasury Rate plus 40 basis points.

WITHHOLDING TAX REDEMPTION PROVISIONS:	At any time at the Issuer’s option if the Issuer becomes obligated to pay additional amounts under the Notes, in whole but not in part, at par.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering, including the Issuer’s current report on Form 6-K filed with the SEC on May 20, 2014 and accessible via the following link http://www.sec.gov/Archives/edgar/data/1444406/000114420414032269/v378928_6k.htm. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Underwriters can arrange to send you the prospectus if you request it by calling or e-mailing Goldman, Sachs and Co. at 866-471-2526 or prospectus-ny@ny.email.gs.com or Deutsche Bank Securities Inc. at 800-503-4611.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM

Schedule III

ISSUER FREE WRITING PROSPECTUSES

1.	Final Term Sheet dated May 20, 2014, the form of which is set forth in Schedule II hereto).

Schedule IV

ISSUER ADDITIONAL WRITTEN COMMUNICATION

1.	Electronic roadshow, dated as of May 20, 2014.

Annex A

Form of Opinion of Shearman & Sterling LLP

To the Persons listed in Schedule A

Ecopetrol S.A.
US$2,000,000,000 5.875% Notes due 2045

Ladies and Gentlemen:

We have acted as counsel to Ecopetrol S.A., a Colombian mixed economy company (the “Company”), in connection with the purchase and sale of US$2,000,000,000 aggregate principal amount of the Company’s 5.875% Notes due 2045 (the “Notes”), pursuant to the Underwriting Agreement, dated May 20, 2014 (the “Underwriting Agreement”), among the Company and each of you. The Notes are to be issued pursuant to an Indenture dated as of July 23, 2009 (the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). This opinion is furnished to you pursuant to Section 5(f) of the Underwriting Agreement.

In that connection, we have reviewed originals or copies of the following documents:

(a)          The Underwriting Agreement.

(b)          The Indenture.

(c)          The forms of certificates representing the Notes to be delivered.

The documents described in the foregoing clauses (a) through (c) are collectively referred to herein as the “Opinion Documents”.

We have also reviewed the following:

(a)	The automatic shelf registration statement of the Company on Form F-3ASR (File No. 333-190198) filed on July 26, 2013 under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) (such registration statement, including the documents and information deemed to be part thereof pursuant to Rule 430B under the Securities Act, and the documents incorporated by reference therein, being hereinafter referred to as the “Registration Statement”).

(b)	The base prospectus dated July 26, 2013 forming a part of the Registration Statement with respect to the offering from time to time of the Company’s debt securities, guaranteed debt securities, common stock, and preferred stock (the “Base Prospectus”); the preliminary prospectus supplement dated May 20, 2014 relating to the Notes (the “Preliminary Prospectus Supplement”) (the Base Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the documents incorporated by reference therein, being hereinafter collectively referred to as the “Preliminary Prospectus”).

(c)	The final prospectus supplement dated May 20, 2014 relating to the Notes (the “Final Prospectus Supplement”) (the Base Prospectus, as supplemented by the Final Prospectus Supplement, in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, being hereinafter collectively referred to as the “Prospectus”).

(d)	The officers’ certificate dated May 28, 2014 delivered by the Company to the Trustee pursuant to Section 301 of the Indenture.

(e)	The originals or copies of the indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, Notes, notes and other agreements or documents, and the orders, writs, judgments, injunctions, decrees, determinations and awards, listed in Schedule B.

(f)	Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company, and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

On [__], 2014, at approximately [—] a.m., the Commission’s website did not indicate the existence of a stop order suspending the effectiveness of the Registration Statement.

In our review of the Opinion Documents and other documents, we have assumed:

(a) The genuineness of all signatures.

(b) The authenticity of the originals of the documents submitted to us.

(c) The conformity to authentic originals of any documents submitted to us as copies.

(d)  As to matters of fact, the truthfulness of the representations made in the Underwriting Agreement and the other Opinion Documents and in certificates of public officials and officers of the Company.

(e)  That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(f) That:

(i)          The Company is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(ii)         The Company has corporate power and authority to execute, deliver and perform, and has duly authorized, executed and delivered (except to the extent such execution and delivery is a matter of Generally Applicable Law), the Opinion Documents to which it is a party.

(iii)        The execution, delivery and performance by the Company of the Opinion Documents to which it is a party have been duly authorized by all necessary corporate action and do not:

(A)      contravene its estatutos or other organizational documents;

(B)       except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(C)       result in any conflict with or breach of any agreement or document binding on it (other than the documents specified in Schedule B).

(iv)         Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including in each case the rules and regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.          The execution and delivery by the Company of each Opinion Document to which it is a party do not, and the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby will not, (a) result in a violation of Generally Applicable Law or (b) result in a breach of, a default under or the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Company under, or result in or require the creation of any lien upon or security interest in any property of the Company pursuant to the terms of, any agreement or document listed in the Schedule B.

2.          No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is a party, except as have been obtained and are in full force and effect under the Securities Act or the Trust Indenture Act of 1939, as amended, (the “Trust Indenture Act”), and as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Notes.

3.          The Underwriting Agreement has been duly executed and delivered by the Company to the extent such execution and delivery is a matter of New York law.

4.          The Indenture has been duly executed and delivered by the Company to the extent such execution and delivery is a matter of New York law and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.          The Notes have been duly executed by the Company to the extent such execution is a matter of New York law and, when authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Underwriting Agreement, the Notes will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

6.          The Company is not, and after the issuance of the Notes and the use of the proceeds therefrom as contemplated in the Prospectus will not be, required to register as an investment company under the Investment Company Act of 1940, as amended.

7.          The Indenture has been duly qualified under the Trust Indenture Act.

8.          The statements in the Prospectus under the caption “Description of the Notes”, insofar as such statements constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein.

9.          The statements in the Prospectus under the caption “Taxation - U.S. Federal Income Tax Considerations”, insofar as such statements constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein.

10.          Assuming the validity of such action under the laws of Colombia, the waiver by the Company, pursuant to Section 13(b) of the Underwriting Agreement, Section 113 of the Indenture and Section 19 of each of the Notes, respectively, of any immunity, including sovereign immunity, from suit, action, proceeding or jurisdiction to which it may otherwise be entitled with respect to any action or proceeding arising out of or with respect to the Underwriting Agreement, Indenture or the Notes, respectively, is valid and binding under the laws of the State of New York and the federal law of the United States of America.

11.         Assuming the validity of such action under the laws of Colombia, under the laws of the State of New York relating to submission to jurisdiction, the Company (i) has, pursuant to Section 13(a) of the Underwriting Agreement, Section 113 of the Indenture and Section 19 of each of the Notes, respectively, validly submitted to the jurisdiction of any New York state or United States federal court located in The City of New York, New York, in any action or proceeding arising out of or with respect to the Underwriting Agreement, the Indenture or the Notes, respectively, and (ii) has validly appointed Corporate Service Company as its authorized agent for the purposes described in Section 13(a) of the Underwriting Agreement, Section 113 of the Indenture and Section 19 of each of the Notes, respectively; and service of process effected in the manner set forth in Section 13(a) of the Underwriting Agreement, Section 113 of the Indenture and Section 19 of each of the Notes, respectively, will be effective under the laws of the State of New York to confer valid personal jurisdiction in connection with any such action or proceeding.

Our opinions expressed above are subject to the following qualifications:

(a)                Our opinions in paragraphs 4 and 5 are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

(b)                Our opinions in paragraphs 4 and 5 are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)                Our opinions are limited to (i) Generally Applicable Law and, (ii) in the case of our opinion in paragraph 6 above, the Investment Company Act of 1940, as amended, and (iii) in the case of our opinion in paragraph 7, the Trust Indenture Act, and we do not express any opinion herein concerning any other law.

(d)                To the extent that the Company is now an agency or instrumentality of a foreign state that is entitled to immunity from jurisdiction of any court or from legal process with respect to itself or its property, any waiver by the Company of such immunity is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976. We express no opinion as to the enforceability of any such waiver at a time in the future when the Company that is not now such an agency or instrumentality shall become one.

(e)                We express no opinion with respect to the enforceability of any indemnity against any loss in converting into a specified currency the proceeds or amount of a court judgment in another currency.

This opinion letter is rendered to you in connection with the transactions contemplated by the Opinion Documents. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

Very truly yours,

AES/GAM/AHC

MAO

SCHEDULE A

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

SCHEDULE B

1.          Facility Agreement dated as of March 22, 2013 among Ecopetrol S.A., as Borrower, Ecopetrol America Inc.; Citibank, N.A. and JPMorgan Chase Bank, N.A., as lenders; JPMorgan Chase Bank, N.A., as Ex-Im Facility Agent and Export-Import Bank of the United States

2.          Credit Agreement dated as of March 22, 2013 among Ecopetrol S.A., as Borrower; Citibank, N.A. and JPMorgan Chase Bank, N.A., as lenders; JPMorgan Chase Bank, N.A., as Ex-Im Facility Agent; and Export-Import Bank of the United States

May [__], 2014

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Ecopetrol S.A.
US$2,000,000,000 5.875% Notes due 2045

Ladies and Gentlemen:

We have acted as counsel to Ecopetrol S.A., a Colombian mixed economy company (the “Company”), in connection with the purchase and sale of US$2,000,000,000 aggregate principal amount of the Company’s 5.875% Notes due 2045 (the “Notes”), pursuant to the Underwriting Agreement, dated May 20, 2014 (the “Underwriting Agreement”), among the Company and each of you. The Notes are to be issued pursuant to an Indenture dated as of July 23, 2009 (the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

In such capacity, we examined copies of the registration statement on Form F-3ASR (Registration No. 333-190198) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on July 26, 2013. As used herein, the term “Registration Statement” means such registration statement, including the documents and information deemed to be part thereof pursuant to Rule 430B(f) under the Securities Act, and the documents incorporated by reference therein; the term “Base Prospectus” means the base prospectus dated July 26, 2013 relating to the Company’s debt securities, guaranteed debt securities, common stock, and preferred stock which is included as part of the Registration Statement; the term “General Disclosure Package” means the preliminary prospectus supplement dated May 20, 2014 relating to the Notes taken together with the information set forth in Schedule II to the Underwriting Agreement, the Base Prospectus, and the documents incorporated by reference therein; the term “Final Prospectus Supplement” means the final prospectus supplement dated May 20, 2014 relating to the Notes, in the form in which it was filed pursuant to Rule 424(b) under the Securities Act; the term “Prospectus” means the Final Prospectus Supplement, the Base Prospectus, and the documents incorporated by reference therein; and the term “Applicable Time” means [—] p.m. Eastern time on May 20, 2014, which we have assumed with your permission to be the time of first sale of the Notes to the public. Except for the Final Prospectus Supplement, the Registration Statement (including the Base Prospectus and the documents incorporated by reference in the Registration Statement) was prepared by the Company without our participation.

We also reviewed and participated in discussions concerning the preparation of the Registration Statement, the General Disclosure Package and the Prospectus with certain officers or employees of the Company, with its counsel and its auditors, and with your representatives. The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement, the General Disclosure Package or the Prospectus, except as set forth in paragraphs 8 and 9 of our opinion addressed to you, dated the date hereof.

Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, in our opinion, (a) each of the documents incorporated by reference in the Prospectus (other than the financial statements and other financial or reserve data contained therein or omitted therefrom, as to which we express no opinion), at the time it was filed with the Commission, appears on its face to have been appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the Commission thereunder, and (b) each of the Registration Statement and the Prospectus (other than the financial statements and other financial or reserve data contained therein or omitted therefrom and the Trustee’s Statement of Eligibility on Form T-1, as to which we express no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

We further advise you that, subject to the limitations set forth in the second preceding paragraph, on the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention which caused us to believe that (i) the Registration Statement (other than the financial statements and other financial or reserve data contained therein or omitted therefrom and the Trustee’s Statement of Eligibility on Form T-1, as to which we have not been requested to comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package (other than the financial statements and other financial or reserve data contained therein or omitted therefrom, as to which we have not been requested to comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus (other than the financial statements and other financial or reserve data contained therein or omitted therefrom, as to which we have not been requested to comment), as of the date of the Final Prospectus Supplement or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This letter is being furnished to you solely for your benefit in connection with your role as underwriters of the Notes, and is not to be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

AES/GAM/AHC

MAO

Annex B

Form of Opinion of prietocarrizosa

May [_], 2014

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Ref. Legal Opinion

Ladies and Gentlemen,

We have acted as special Colombian counsel to Ecopetrol S.A., a mixed economy company (sociedad de economía mixta) organized as a stock corporation (sociedad anónima) under the laws of the Republic of Colombia (“Colombia”) (the “Company” or the “Issuer”), in connection with the Company’s offering pursuant to a registration statement on Form F-3 (No. 333-190198) of (i) US$2,000,000,000 aggregate principal amount of the Company’s 5.875% Notes due 2045 (the “Notes”) to be issued pursuant to an indenture dated as of July 23, 2009 (the “Indenture”) between the Company and The Bank of New York Mellon, as the trustee (the “Trustee”).

This opinion is furnished to you pursuant to section 5(g) of the Underwriting Agreement dated May 20, 2014 (the “Underwriting Agreement”) entered into by and among the Company, as issuer, and Goldman, Sachs & Co. and Deutsche Bank Securities Inc., as underwriters (the “Underwriters”). Capitalized terms not otherwise defined in this opinion shall have the meanings set forth in the Underwriting Agreement.

In connection with the rendering of this opinion, we have reviewed originals or copies of the following documents (the “Opinion Documents”):

a)	The registration statement on Form F-3 dated July 26, 2013 (File No. 333-190198), covering the registration of securities (the “Registration Statement”) or the “Base Prospectus”);

b)	The prospectus supplement to the Base Prospectus dated May 20, 2014 relating to the Notes (the “Prospectus Supplement”, and, together with the Base Prospectus, the “Final Offering Document”);

c)	The Underwriting Agreement;

d)	The Indenture;

e)	The form of certificates No. A-1 and B-1 representing the Notes to be delivered;

In addition to the Opinion Documents, we have also reviewed the following documents:

(i).	Resolution 1174 dated April 9, 2014 and Resolution 1585 dated May 16, 2014, issued by the Colombian Ministry of Finance (Ministerio de Hacienda y Crédito Público) authorizing the global offering of the Notes (collectively, the “MHCP Resolutions”);

(ii).	The Company’s bylaws in effect as of [—], as provided to us by the Company; and

(iii).	A certificate of incorporation and legal representation of the Company as of [—], issued by the Cámara de Comercio de Bogotá.

(iv).	The officer’s certificate dated [—], 2014 delivered by the Company to the Trustee pursuant to Section 301 of the Indenture.

(v).	The originals or copies of the documents set forth in Exhibit A.

(vi).	The originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company, and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

We have assumed, without any independent investigation or verification of any kind, (i) the authenticity and genuineness of all signatures; (ii) the authenticity of all documents, regardless of their physical or electronic form, submitted to us for our review as originals; (iii) the conformity with originals of all documents submitted to us as copies or as certified documents and that all documents submitted to us remain in full force and effect and have not been amended or affected by any subsequent action not disclosed or known to us; (iv) the validity of the statements made by the officers of the Company either verbally or in writing and their authorization to do so; (v) that each of the parties (other than the Issuer) to the Opinion Documents has executed and delivered the Opinion Documents with all necessary and appropriate powers and authority which, as to the date hereof, remain in full force and effect; (vi) that each of the parties (other than the Issuer) to the Opinion Documents is allowed under all applicable laws, regulations, rules and its constitutive documents to execute, deliver and perform its obligations under the Opinion Documents and have full legal capacity and authority to enter into each of them; and (vii) that each of the Opinion Documents are legal, valid and binding obligations of each party thereto, enforceable against each such party in accordance with its terms under the laws of the State of New York, United States of America and the federal laws of the United States of America.

We have relied, as to factual matters, on representations, statements and warranties contained in the Underwriting Agreement and in the documents we have examined, certificates of officers and representatives of the Issuer and certificates of public officials. Also, we have examined such corporate records, certificates and other documents, and such questions of law, as we considered necessary or appropriate for the purposes of this opinion.

The opinions herein are limited in all respects to the laws of Colombia as they stand at the date hereof and as they are currently interpreted. We do not express any opinion on the laws of any jurisdiction other than Colombia. We have made no independent investigation of the laws of the United States of America or any State thereof as a basis for this opinion letter and we have assumed that there is nothing in any such laws that affects our opinion.

Based on the foregoing and subject to the qualifications set forth therein, we are of the opinion that:

(a)	Ecopetrol S.A. is a mixed economy company (sociedad de economía mixta) duly organized, validly existing and in good standing under the laws of Colombia, is qualified to do business in Colombia where its ownership or lease of property or the conduct of its businesses requires such qualification, and is in compliance with the laws, regulations and directives issued or administered in Colombia. The Company has all power and authority necessary to own, operate or hold its properties and to conduct the businesses in which it is engaged. To the best of our knowledge, no action has been taken to dissolve or wind up the business affairs of the Company.

(b)	The Issuer is subject to civil and commercial law with respect to its obligations under the Opinion Documents, and the making and performance of the Opinion Documents by the Issuer constitute commercial acts rather than public or governmental acts.

(c)	The Company has full right, power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; and all actions required to be taken for the due and proper authorization, execution and delivery by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby have been duly and validly taken and, assuming due execution and delivery thereof by each party to the Transaction Documents (other than the Company), constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms.

(d)	The Indenture has been duly and validly authorized, executed and delivered by the Issuer and, assuming the due authorization, execution and delivery thereof by the Trustee and assuming that the Indenture constitutes valid and legally binding obligations of the Issuer under the laws of the State of New York, the Indenture is a legally binding and valid obligation of the Issuer, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (b) general principles of equity and the discretion of the court before which any proceeding therefore may be brought.

(e)	The Underwriting Agreement has been duly authorized, executed and delivered by the Issuer and constitutes a valid and legally binding agreement of the Issuer enforceable against the Issuer in accordance with its terms.

(f)	The Notes have been duly and validly authorized and executed and, assuming the due authentication of the Notes by the Trustee and assuming that the Notes constitute valid and legally binding obligations under the laws of the State of New York, upon authentication by the Trustee and delivery by the Issuer against payment thereof as provided in the Underwriting Agreement, the Notes will be legally binding and valid obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (b) general principles of equity and the discretion of the court before which any proceeding therefore may be brought.

(g)	The execution, delivery, and performance by the Company of the Opinion Documents do not (i) result in any violation of the provisions of the charter, bylaws, estatutos sociales or similar organizational documents of the Company, (ii) result in the violation of any law or statute or any judgment, order, rule or regulation of any Colombian governmental or regulatory authority or court or arbitrator having jurisdiction over the Company or any of its property or, (iii) to the best of our knowledge, after due enquiry, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event that would, with notice or lapse of time, or both, constitute a default) or require consent under, or result in the imposition of a lien, charge or encumbrance on any property assets of the Company pursuant to any contract, indenture, mortgage, bond, deed of trust, license, franchise, permit, lease, loan agreement or other agreement or instrument to which the Company is a party or by which it is bound or to which any property of the Company is subject.

(h)	No consent, approval, authorization or order by, and no notice or filing with, any Colombian governmental authority is required for the execution and performance by the Issuer of the Opinion Documents, except for each of the approvals, authorizations and other documents referred to in Section 1(u) of the Underwriting Agreement.

(i)	No Colombian stamp, registration, documentary or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes or duties are payable by or on behalf of the Underwriters, assuming that the Underwriters are not Colombian Residents for tax purposes, or the beneficial owners of the Notes, to Colombia or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Issuer of the Notes to the Underwriters or the sale and delivery by the Underwriters of the Notes as contemplated in the Underwriting Agreement, provided that the holders of the Notes, or the beneficial owners of the Notes, are not Colombian residents for tax purposes.

(j)	To the best of our knowledge, except as described in the Opinion Documents, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company is or may be a party or to which any property of the Company is or may be the subject that, individually or in the aggregate, if determined adversely to the Company, would, individually or in the aggregate, have a Material Adverse Effect; and to the best of our knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(k)	The statements in the Final Offering Document under the headings “Risk Factors”, “Exchange Rates and Controls”, “Certain Colombian Tax Considerations” and “Enforcement of Civil Liabilities”, to the extent that they constitute matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects.

(l)	Neither the Company nor any of its properties, assets or revenues is subject to any right or immunity under Colombian law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Colombian court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to its obligations, liabilities or any other matter under or arising out of or in connection therewith.

(m)	Subject to the qualifications set forth below, each of (i) the submission of the Issuer to the non-exclusive jurisdiction of the courts specified in the Opinion Documents, as set forth in Section 1(cc) of the Underwriting Agreement and Section 20 of the Indenture; (ii) the waiver of sovereign immunity by the Issuer in Section 1(ee) of the Underwriting Agreement and Section 113 of the Indenture, subject to the exceptions set forth therein; and (iii) the appointment of Corporation Service Company as the agent (the “Agent”) for service of process in any suit or proceeding based on or arising under each of the Opinion Documents in any federal or state court in the State of New York pursuant to Section 13(a) of the Underwriting Agreement and Section 113 of the Indenture, are valid and enforceable under Colombian law and would be recognized by the courts of Colombia.

(n)	Subject to the qualifications set forth below, the choice of the law of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the law of Colombia and will be honored by the courts of Colombia, provided that the primary obligations arising from such documents are deemed to be performed outside Colombia.

(o)	Subject to the qualifications set forth below and subject to the issuance of a writ of exequatur by the Supreme Court of Colombia, which is a procedure before the Supreme Court of Colombia regulated by articles (i) 693 through 695 of the Colombian Civil Procedure Code (Código de Procedimiento Civil) and (ii) subject to the entry into force of Law 1564 of 2012 in the terms of article 627, paragraph 6 thereof, articles 605 through 607 of law 1564 of 2012, according to which the Supreme Court of Colombia will verify the existence of a treaty relating to the recognition of foreign judgments between Colombia and the country of the judgment, or in the absence of a treaty, proper evidence is provided to the Supreme Court of Colombia to the effect that the courts of the country of the subject judgment would recognize and enforce Colombian judgments, any final judgment for a fixed or determined sum of money rendered by any court of the State of New York or of the United States America located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon any of the Transaction Documents would be declared enforceable against the Company by the Courts of Colombia, without reconsideration or reexamination of the merits, provided, that (i) such foreign judgment presented in Colombia for enforcement does not refer to in rem rights on assets located within Colombian territory at the commencement of the proceedings in the foreign court which issued the judgment; (ii) such foreign judgment does not conflict with public order laws of Colombia, except for procedural laws; (iii) such foreign judgment is final and not subject to appeal, according to the laws of the country where it was made; (iv) a duly certified and duly authenticated copy of the judgment has been presented to a competent court in Colombia (articles 605 through 607 of Law 1564 of 2012 of Colombia only require a legalized copy of the foreign judgment); (v) no proceedings are pending before Colombian courts with respect to the same cause of action and between the same parties, or final judgment has been awarded by a Colombian Court in any proceedings on the same subject matter and between the same parties (vi) the subject matter of such foreign judgment is not of the exclusive jurisdiction of a Colombian court or judge; (vii) in the proceedings in which such foreign judgment was made, the defendant was properly served according to the laws of such jurisdiction and given an opportunity to defend the action in question; and (viii) the procedure for the writ of exequatur has been initiated before the Supreme Court of Colombia. Proceedings for the seizure in respect of any assets or property located in Colombia are of the exclusive jurisdiction of Colombian courts. Bankruptcy proceedings, composition, liquidation, creditors’ arrangements proceedings, annulment of corporate resolutions, repossession, and proceedings in connection with in rem actions over assets located in Colombia would also be within the exclusive jurisdiction of Colombian courts.

For purposes of the reciprocity requirement mentioned above, there is no treaty between Colombia and the United States of America by means of which the two countries have agreed to recognize court decisions validly issued in the other country. Therefore, the existence of reciprocity between Colombia and the United States of America has been analyzed by the Colombian Supreme Court of Justice (Corte Suprema de Justicia) on a case by case basis and, in doing so, the Colombian Supreme Court of Justice has considered the following elements: (i) the New York State court which issued the relevant decision that is to be enforced in Colombia sets forth that similar decisions by a Colombian court can be enforced in the State of New York; or (ii) a lawyer admitted to practice in the State of New York files an affidavit with the Colombian Supreme Court of Justice stating that decisions such as the one undergoing the exequatur proceeding may be enforced in New York courts if validly issued by a Colombian court.

(p)	The Issuer is not entitled to any immunity on the grounds of sovereignty or any other grounds in respect of itself or any of its assets from any action, suit, proceeding, execution, attachment or other legal process, or from the jurisdiction of any court in Colombia, nor, under the laws of Colombia, from the jurisdiction of any foreign court from set-off or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise), arising under the Opinion Documents, except for the limitations set out in (i) Article 684 of the Colombian Civil Procedure Code (Código de Procedimiento Civil); (ii) as of January 1, 2014, and subject to the entry into force of Law 1564 of 2012 of Colombia (Código General del Proceso) in the terms of article 627, paragraph 6 thereof, Article 594 of Law 1564 of 2012; (iii) Article 177 of the Colombian Administrative Code (Código Contencioso Administrativo) for all administrative or judicial proceedings initiated before July 2, 2012; and (iv) Articles 192, 195, 298 and 299 of Law 1437 of 2011 of Colombia (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) for all administrative or judicial proceedings initiated after July 2, 2012.

(q)	It is not necessary under Colombian law (a) in order to enable any holder of the Notes to enforce their respective rights under any of the Opinion Documents; or (b) by reason of the execution, delivery or performance of any of such Opinion Documents, that any of them should be domiciled, resident, licensed, qualified or entitled to carry on business in Colombia.

(r)	None of the holders of the Notes, the Initial Purchasers or the Trustee are or will be deemed to be resident, domiciled, carrying on business or subject to taxation in Colombia by reason only of the holding of the Notes, or the execution, delivery, performance and/or enforcement of the Opinion Documents, except as set forth in the Opinion Documents.

The foregoing opinions are subject to the following comments and qualifications:

a)	Any proceedings to enforce a judicial decision by means of seizure, attachment or execution against assets or property, or against any right or interest in assets or properties located in Colombia, is subject to the exclusive jurisdiction of the Colombian courts.

b)	Pursuant to Article 6 of the Colombian Civil Procedure Code (Código de Procedimiento Civil) and as of January 1, 2014, and subject to the entry into force of Law 1564 of 2012 of Colombia (Código General del Proceso) as provided by article 627, paragraph 6 thereof, pursuant to article 13 thereof, civil procedure rules are considered public order laws (leyes de orden público) and therefore cannot be modified or waived by private agreements. To the extent that the parties to the Transaction Documents commence enforcement actions before Colombian courts instead of commencing them at foreign courts (which final rulings may subsequently be enforced in Colombia through Exequatur proceedings as described above), any waivers made by the parties to the Transaction Documents in respect of Colombia’s rules of civil procedure may be rendered unenforceable. Colombian courts have broad discretion regarding the application of laws of a foreign jurisdiction and public order laws (leyes de órden public) and broad authority to assume jurisdiction over disputes involving Colombian parties.

c)	The enforceability of the obligations of the Issuer under the Opinion Documents may be limited by applicable laws pursuant to which indemnification provisions are not enforceable if there has been gross negligence or willful misconduct by the indemnified party.

d)	In any proceeding in Colombia, service of notice to the parties thereto must be made in accordance with the provisions of the Colombian Civil Procedure Code (Código de Procedimiento Civil). Contractual provisions regarding services of notice procedures will not be enforceable.

e)	In any proceeding in Colombia in which a law of a foreign country were to be applied, there should be evidence of the law sought to be applied, through a copy of such law duly issued and promulgated by the competent authorities or, when a written law does not exist, through the deposition or affidavit of two or more lawyers admitted in the relevant jurisdiction regarding such applicable law.

f)	Pursuant to section 260 of the Colombian Civil Procedure Code (Código de Procedimiento Civil), and subject to the entry into force of Law 1564 of 2012 of Colombia (Código General del Proceso) in the terms of article 627, paragraph 6 thereof, pursuant to article 251 thereof, in order for a document written in a foreign language to be admissible into evidence before a Colombian court, the relevant document must be translated into Spanish either by Colombia’s Ministry of Foreign Affairs, by an official translator (traductor oficial), or by a judge appointed translator.

g)	Compliance with the Hague Convention on Apostille concerning the legalization of documents executed abroad (outside Colombia), is also required.

Furthermore, pursuant to Article 823 of Colombia’s Commercial Code (Código de Comercio) the Spanish version of a document used to evidence obligations or contracts shall prevail over the foreign language version of such document. In the event that a party to an enforcement action considers that the available translation into Spanish of documents written in a foreign language is not accurate, such party has the right to object any such inaccuracy in such enforcement proceedings.

h)	The enforceability of the obligations of the Issuer under the Transaction Documents may be limited by applicable bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfers), toma de posesión, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, and is subject to statutory preferences granted under Colombian Laws, as well as to an implied covenant of good faith and fair dealing.

i)	The enforcement of the Transaction Documents may be limited by, and any proceeding for enforcement in Colombia would be subject to, the statute of limitations. Pursuant to Section 2514 of Colombia’s Civil Code (Código Civil), a waiver to the statute of limitations can only be granted once the relevant statute of limitations has elapsed.

j)	In accordance with Article 902 of Colombia’s Commercial Code (Código de Comercio), any nullification of a provision of a Transaction Document would nullify the relevant entire Transaction Document if the parties would not have entered into such Transaction Document in the absence of such nullified provision.

k)	According to Colombian laws, the laws applicable to a given agreement are those in existence at the time of execution, even if those laws change in the future, provided that the changes are not related to, or do not affect, public order laws (leyes de orden público), in which case public order laws become immediately effective. Colombian exchange control regulations are deemed to be public order laws, therefore, the ability of the Issuer to perform its obligations payable in foreign currency under the Transaction Documents (and the ability for any person to remit the proceeds of any judgment award issued by a court in Colombia in a foreign currency out of Colombia) will be subject to foreign exchange regulations in effect at the time of the relevant payment or remittance.

l)	The provisions of the Transaction Documents which treat certain determinations as conclusive may be subject to review in a proceeding in Colombia to determine the correctness of such determinations.

m)	Pursuant to Articles 15 and 16 of Colombia’s Civil Code (Código Civil), the waiver of immunity granted under applicable sections of the Transaction Documents is permissible provided that said waiver only affects the rights of the waiving party and taking into account the exceptions and limitations to grant such waiver as indicated herein and in the Transaction Documents. Under Colombian law any immunity from proceedings which might be available in the future cannot be validly waived in advance.

n)	In connection with our opinion paragraphs m) and n), we note that Colombian courts may assert jurisdiction over a suit, action, proceeding or claim if the requirements listed in the Colombian Code of Civil Procedure (and subject to the entry into force of Law 1564 of 2012 as established in article 627, under Código General del Proceso) are deemed to be met, if the primary obligations under the Transaction Documents are not deemed to be performed outside Colombia of if the subject matter of the dispute is deemed to be within the exclusive jurisdiction of Colombian courts.

o)	Under Colombian laws there are no equitable remedies or injunctive relief, except for fundamental constitutional rights.

p)	In rendering our opinion and making the statements herein, whenever an opinion is qualified by “to our knowledge” or similar words, it is intended to mean that no information has come to our attention during the course of our advice to you for purposes of the offering of the Notes that gives us actual knowledge of the inaccuracy of such opinion or statement.

q)	We are licensed to practice law in Colombia and we do not hold ourselves out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than those of Colombia.

This opinion letter:

1.	is limited to matters of Colombian law in force on the date hereof;

2.	is specific to the transactions related to the Opinion Documents and the documents referred to herein and is based upon the facts known to us, the documents examined by us and Colombian law as of the date hereof;

3.	is addressed to you only and may be relied upon by yourselves and your legal advisers only; and

4.	is not to be transmitted, quoted, nor relied upon by any other Person or used for any other purpose, or referred to in any public document or filed with anyone without our prior written consent.

This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any developments or circumstances of any kind, including any change of law or fact that may occur after the date of this opinion letter, even though such development or circumstance may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter.

The Trustee may rely on paragraphs (a), (c), (d), (e), (f), (m), (n), (p), and (q) of the opinion as though they had been addressed to the Trustee, subject to the assumptions and qualifications contained herein.

Sincerely,

prietocarrizosa

EXHIBIT A

1.	Facility Agreement dated as of March 22, 2013 among Ecopetrol S.A., as Borrower, Ecopetrol America Inc.; Citibank, N.A. and JPMorgan Chase Bank, N.A., as lenders; JPMorgan Chase Bank, N.A., as Ex-Im Facility Agent and Export-Import Bank Of The United States.

2.	Credit Agreement dated as of March 22, 2013 among Ecopetrol S.A., as Borrower; Citibank, N.A. and JPMorgan Chase Bank, N.A., as lenders; JPMorgan Chase Bank, N.A., as Ex-Im Facility Agent; and Export-Import Bank of the United States.

May [—], 2014

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Ref. Negative Assurance Letter

Ladies and Gentlemen,

We have acted as special Colombian counsel to Ecopetrol S.A., a mixed economy company (sociedad de economía mixta) organized as a stock corporation (sociedad anónima) under the laws of the Republic of Colombia (“Colombia”) (the “Company” or the “Issuer”), in connection with the Company’s offering pursuant to a registration statement on Form F-3 (No. 333-190198) of US$2,000,000,000 aggregate principal amount of the Company’s 5.875% Notes due 2045 (the “Notes”) to be issued pursuant to an indenture dated as of July 23, 2009 (the “Indenture”) between the Company and The Bank of New York Mellon, as the trustee (the “Trustee”).

This letter is furnished to you pursuant to section 5(g) of the Underwriting Agreement dated May 20, 2014 (the “Underwriting Agreement”) entered into by and among the Company, as issuer, and Goldman, Sachs & Co. and Deutsche Bank Securities Inc., as underwriters (the “Underwriters”). Capitalized terms not otherwise defined in this opinion shall have the meanings set forth in the Underwriting Agreement.

In connection with the rendering of this opinion, we have reviewed originals or copies of the following documents (the “Opinion Documents”):

f)	The registration statement on Form F-3 dated July 26, 2013 (File No. 333-190198), covering the registration of securities (the “Registration Statement” or the “Base Prospectus”);

g)	The prospectus supplement to the Base Prospectus dated May 20, 2014 relating to the Notes (the “Prospectus Supplement”, and, together with the Base Prospectus, the “Final Offering Document”);

h)	The Underwriting Agreement;

i)	The Indenture;

j)	The form of certificates No. A-1 and B-1 representing the Notes to be delivered;

In addition to the Opinion Documents, we have also reviewed the following documents:

(vii).	Resolution 1174 dated April 9, 2014 and Resolution 1585 dated May 16, 2014, issued by the Colombian Ministry of Finance (Ministerio de Hacienda y Crédito Público) authorizing the global offering of the Notes (collectively, the “MHCP Resolutions”);

(viii).	The Company’s bylaws in effect as of [—], as provided to us by the Company; and

(ix).	A certificate of incorporation and legal representation of the Company as of [—], issued by the Cámara de Comercio de Bogotá.

(x).	The officer’s certificate dated [—], 2014 delivered by the Company to the Trustee pursuant to Section 301 of the Indenture.

Because the primary purpose of our professional engagement was not to establish or confirm factual, financial or accounting matters nor legal matters not subject to the laws of Colombia, and because many determinations involved in the preparation of the Final Offering Document and the Time of Sale Information are of a wholly or partially non-legal character or related to legal matters outside the scope of this opinion, we are not passing upon and we are not to be held responsible for the accuracy, completeness or fairness of the statements contained in the Final Offering Document or in the Time of Sale Information, except for the statements in the Prospectus Supplement under the caption of “Risk Factors”, “Exchange Rates and Controls”, “Certain Colombian Tax Considerations” and “Enforcement of Civil Liabilities” insofar as such statements constitute a summary of Colombian law and regulation or legal conclusions with respect thereto governed by or issued pursuant to Colombian law, constitute accurate and complete summaries thereof in all material respects.

Without limiting the foregoing, we assume no responsibility for, and have not independently verified, the completeness or fairness of (i) the legal aspects contained in, or referred to, in the Time of Sale Information and Final Offering Document that are not subject to Colombian law; and (ii) the financial statements and schedules and other financial data included in the Time of Sale Information and the Final Offering Document, and we have not examined the accounting and financial records from which such financial statements, schedules and financial data are derived.

Notwithstanding the above, in the course of our acting as the Company’s special Colombian counsel, we held conference calls and conversations with officers and representatives of the Company, representatives of Shearman & Sterling LLP, special U.S. counsel to the Company, and Milbank, Tweed, Hadley & McCloy LLP and Gómez-Pinzón Zuleta Abogados S.A., your special U.S. and Colombian counsels, respectively, in which the content of the Time of Sale Information and Final Offering Document and related matters were discussed. We also reviewed certain legal documentation made available to us by the Company, and oral statements of representatives of the Company.

Based on our participation in the aforementioned conferences and conversations and our review of the documents publicly available or made available to us, as previously mentioned, our understanding of Colombian law and the experience we have gained in our practice in Colombia, we advise you that we have no reason to believe that (i) the Time of Sale Information, as of its date and the date of this opinion, contained or contains any untrue statement of a material fact or omitted to state or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) the Base Prospectus and Prospectus Supplement, as of their date and as of the date of this opinion, contained or contain any untrue statement of a material fact or omitted to state or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. We express no opinion as to the Trustee’s Statement of Eligibility on Form T-1 and the financial statements and other financial or reserve data contained in or omitted from the Final Offering Document or the Time of Sale Information.

This letter shall in no way be construed as stating any view, express or implied, based upon the United States federal or state laws or upon the laws of any other jurisdiction other than Colombia, the interpretation thereof or the practice thereunder, with respect to which we have no knowledge or understanding. This should not be interpreted or construed as stating any view under the United States Securities Act of 1933.

This opinion letter:

1.	is addressed to you and may be relied upon by yourselves and your legal advisers only; and

2.	is not to be transmitted, quoted, nor relied upon by any other person or used for any other purpose, or referred to in any public document or filed with anyone without our prior written consent.

Finally, this opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any developments or circumstances of any kind, including any change of law or fact that may occur after the date of this opinion letter even though such development or circumstance may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter.

Sincerely,

prietocarrizosa